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EXHIBIT 23.01

SCANA CORPORATION

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-18973, 333-37398, and 333-97555 of SCANA Corporation on Forms S-8 and Registration Statements No. 333-113749 and 333-68266 of SCANA Corporation on Forms S-3 of our reports dated February 28, 2005 relating to the financial statements and financial statement schedule of SCANA Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002 as discussed in Note 1), and management's report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of SCANA Corporation for the year ended December 31, 2004.

s/DELOITTE & TOUCHE LLP
Columbia, South Carolina
February 28, 2005

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SCANA CORPORATION CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM